UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

EQM Technologies & Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54750	26-3254908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Carillon Boulevard, Cincinnati, Ohio	45240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 825-7500

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

The information regarding the termination of the Tolling Agreement set forth under Item 2.01 is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 10, 2013, EQM Technologies & Energy, Inc. (the “Company”) and Beacon Energy (Texas) Corp., a wholly-owned subsidiary of the Company (“Beacon Energy”), completed the sale of Beacon Energy’s biodiesel production facility based in Cleburne, TX and related assets, constituting substantially all of the assets of the Company’s biodiesel production segment (the “Transaction”), to Delek Renewables, LLC (“Buyer”), a wholly owned subsidiary of Delek US Holdings, Inc., pursuant to the terms of a Purchase and Sale Agreement, dated as of December 31, 2012 (the “Purchase Agreement”). Consideration for the Transaction consists of (i) $5,489,444 in cash, (ii) Buyer’s assumption of certain liabilities related to the purchased assets, and (iii) certain contingent consideration related to the federal biodiesel blenders tax credit in the year 2012.

The Company used approximately $2 million of the proceeds from the Transaction to pay off all unpaid principal and accrued but unpaid interest under the Company’s secured subordinated notes that were secured by the assets sold in the Transaction, and intends to use the remainder of the proceeds for payment of expenses incurred in connection with the Transaction and for general corporate purposes.

The entry into and the terms of the Purchase Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 2, 2013.

On January 10, 2013, concurrently with the completion of the Transaction, Beacon Energy and Buyer terminated the Biodiesel Toll Production Agreement, dated as of March 21, 2012 (the “Tolling Agreement”), pursuant to which Beacon Energy produced biodiesel for Buyer. Under the Tolling Agreement, Buyer supplied Beacon Energy with all working capital for feedstock purchases and committed to purchase all finished biodiesel produced from such feedstock at a price per gallon of finished biodiesel produced that covered Beacon Energy’s operating costs and included a service fee for production that was inclusive of Beacon Energy’s profit margin per gallon.

Item 8.01.	Other Events.

On January 11, 2013, the Company issued a press release announcing the completion of the Transaction.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2013	EQM Technologies & Energy, Inc.

	By:	/s/ Robert R. Galvin
Robert R. Galvin Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 11, 2013.